Exhibit 10.5

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND WAIVER AND CONSENT

This Third Amendment to Loan and Security Agreement and Waiver and Consent (this “Amendment”) is entered into as of September 29, 2011, by and between COMERICA BANK (“Bank”) and NEOPHOTONICS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as it may be amended from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of December 18, 2008 and that certain Second Amendment to Loan and Security Agreement dated as of December 11, 2009 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Borrower has advised Bank that it violated the provisions of clause (i) of Section 6.2 and Sections 6.2(a) and (b) of the Agreement (Monthly Reporting Requirements) for the periods ended April 30, 2011, May 31, 2011, July 31, 2011 and August 31, 2011 (the “Covenant Violations”). Borrower has requested that Bank waive any Event of Default under the Agreement resulting from the Covenant Violations. Bank waives any Event of Default under the Agreement resulting from the Covenant Violations. This waiver shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement, the Indebtedness or any other documents executed in connection therewith, or to constitute a waiver or release by the Bank of any right, remedy or Event of Default under the Agreement, the Indebtedness or any other documents executed in connection therewith, except to the extent specifically set forth in the immediately preceding sentence. Furthermore, this waiver shall not affect in any manner whatsoever any rights or remedies of the Bank with respect to any other non-compliance by the Borrower with the Agreement or any other documents executed in connection therewith, whether in the nature of an Event of Default, and whether now in existence or subsequently arising.

2. Borrower has advised Bank that it, through its affiliates, has leased and desires to improve and install equipment for manufacturing at certain real property located at East of B9 Plant, Conrad Park, Shangsha Road, Zhen’an District, Chang’An Town, Dongguan City, China (the “Dongguan Building Lease”). Without the prior written consent of Bank, the Dongguan Building Lease may result in an Event of Default under the Agreement. Borrower has requested that Bank consent to the Dongguan Building Lease and waive any Event of Default which would arise under the Agreement as a result of the Dongguan Building Lease. Bank hereby consents to the Dongguan Building Lease; provided, that the cost of the related improvements and installation of equipment for manufacturing thereto does not exceed US$8,000,000 and no default or Event of Default has occurred under any of the Loan Documents prior to the completion of such improvements. Except as specifically set forth herein, this consent shall not be deemed to amend or alter in any respect the terms and conditions of the Agreement or any of the other Loan Documents, or to constitute a waiver or release by Bank of any right, remedy, Collateral, default or Event of Default under the Agreement or any of the other Loan Documents, except to the extent specifically set forth herein. This consent shall not act as a consent to any other transaction, act or omission, whether related or unrelated thereto and shall not extend to or affect any obligation, covenant or agreement not expressly consented hereto. Furthermore, this consent shall not affect in any manner whatsoever any rights or remedies of Bank with respect to any other non-compliance by Borrower with the Agreement or the other Loan Documents, whether in the nature of a default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

3. Exhibit A of the Agreement is amended by adding (in the correct alphabetical order) or amending and restating the following defined terms:

“Acquisition Advance’’ means a cash advance or cash advances under the Acquisition Line.”

“Acquisition Line’’ means a Credit Extension of up to $20,000,000.”

“Acquisition Line Maturity Date’’ means September 29, 2015.”

“‘Acquisition Tranche’ means any of Acquisition Tranche A or Acquisition Tranche B.”

“‘Acquisition Tranche A’ has the meaning assigned in Section 2.1(d)(i).”

“‘Acquisition Tranche A Acquisition Advance’ means the Acquisition Advance made under Acquisition Tranche A.”

“‘Acquisition Tranche A Availability End Date’ means September 29, 2012.”

“‘Acquisition Tranche B’ has the meaning assigned in Section 2.1(d)(i).”

“‘Acquisition Tranche B Acquisition Advance’ means the Acquisition Advance made under Acquisition Tranche B.”

“‘Acquisition Tranche B Availability End Date’ means September 29, 2012.”

“‘Approved Acquisition’ means the acquisition by Borrower through one or more domestic Affiliates of Santur Corporation.”

“‘Base Amount’ initially means $115,000,000. Commencing September 30, 2011, and on the last day of each fiscal quarter of Borrower thereafter, the Base Amount shall permanently increase by an amount equal to the sum of (a) seventy-five percent (75%) of the net proceeds to Borrower from an issuance by Borrower of Borrower’s equity securities or Subordinated Debt during the fiscal quarter of Borrower then ended, plus (b) fifty percent (50%) of the net income of Borrower and its consolidated Subsidiaries for the fiscal quarter of Borrower then ended, calculated in accordance with GAAP, consistently applied; provided that if there is a loss for Borrower or any of its Subsidiaries for any fiscal quarter, net income shall be deemed to be $0 for such Person for such fiscal year.”

“‘Collateral State’ means the states where the Collateral is located, which are California and Massachusetts.”

“‘Credit Extension’ means each Advance, Acquisition Advance, Equipment Line B Advance, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.”

“‘ELB Tranche’ means any of ELB Tranche A, ELB Tranche B, ELB Tranche C or ELB Tranche D, as applicable.”

“‘ELB Tranche A’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELB Tranche A Equipment Advance’ or ‘ELB Tranche A Equipment Advances’ means any Equipment Line A Advances(s) made under ELB Tranche A.”

“‘ELB Tranche A Availability End Date’ means March 11, 2012.”

“‘ELB Tranche B’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELB Tranche B Equipment Advance’ or ‘ELB Tranche B Equipment Advances’ means any Equipment Line A Advances(s) made under ELB Tranche B.”

“‘ELB Tranche B Availability End Date’ means September, 11, 2012”

“‘ELB Tranche C’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELB Tranche C Availability End Date’ means March 11, 2013.”

“‘ELB Tranche C Equipment Advance’ or ‘ELB Tranche C Equipment Advances’ means any Equipment Line A Advances(s) made under ELB Tranche C.”

“‘ELB Tranche D’ has the meaning assigned in Section 2.1(e)(i).”

“‘ELB Tranche D Availability End Date’ means September 11, 2013.”

“‘ELB Tranche D Equipment Advance’ or ‘ELB Tranche D Equipment Advances’ means any Equipment Line A Advances(s) made under ELB Tranche D.”

“‘Equipment Line B’ means a Credit Extension of up to $7,000,000.”

“‘Equipment Line Advance’ means a cash advance or cash advances under Equipment Line B.”

“‘Equipment Line B Maturity Date’ means September 30, 2015.”

“‘Equity Interest’ means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock (however designated) in or to such association or entity, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person, and including, in all of the foregoing cases described in clauses (i), (ii), (iii) or (iv), any warrants, rights or other options to purchase or otherwise acquire any of the interests described in any of the foregoing cases.”

“‘Third Amendment Date’ means September 29 2011.”

“‘LIBOR/Prime Referenced Rate Addendum’ means the LIBOR/Prime Referenced Rate Addendum to Loan and Security Agreement dated as of September 29, 2011, between Bank and Borrower in the form attached hereto as Exhibit E.”

“‘Liquidity’ means the sum of Cash plus the net amount of Credit Extensions available under the Revolving Line.”

“‘Permitted Acquisition’ means the Approved Acquisition and any acquisition (by any means including merger) by Borrower of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of Borrower; and such acquisition is not an acquisition of margin stock;

(b) If such acquisition is structured as an acquisition of the Equity Interests of any Person, then, if such Person is an entity organized under the laws of the United States or any territory thereof, the Person so acquired shall become a wholly-owned direct domestic Subsidiary of Borrower and Borrower shall cause such acquired Person to comply with Section 6.10 hereof;

(c) The Borrower shall have delivered to Bank not less than ten (10) (or such shorter period of time agreed to by the Bank) nor more than ninety (90) days prior to the date of such acquisition, notice of such acquisition together with, copies of all material documents relating to such acquisition (including the acquisition agreement and any related document) and, for each acquisition where the acquisition consideration exceeds $1,000,000, historical financial information (including income statements, balance sheets and cash flows) of the acquisition target, if available, prior to the effective date of the acquisition;

(d) Both immediately before and after giving effect to the consummation of such acquisition, no default or Event of Default shall have occurred and be continuing;

(e) After giving effect to such acquisition, Borrower shall be in compliance, on a pro forma basis, with the financial covenant ratios required to be maintained under Section 6.7 of this Agreement;

(f) Such acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the acquisition target;

(g) Such acquisition does not result in a Change in Control; and

(h) Borrower is the surviving entity, as applicable.”

“‘Revolving Maturity Date’ means September 30, 2014.”

4. Exhibit A of the Agreement is amended by amending and restating clause (e) of the definition of “Permitted Investment” to read in its entirety as follows:

“(e)	Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $1,000,000 in the aggregate in any fiscal year, except Borrower may, including through its Affiliates before and after the Third Amendment Date, make a Investments in NeoPhotonics Japan Godo Kaisha not to exceed $2,000,000 in the aggregate in any fiscal year.”

5. Exhibit A of the Agreement is amended by deleting the following defined terms:

“Borrowing Base”

“Equipment Line A”

“Equipment Line A.”

“ELA Tranche.”

“ELA Tranche A.”

“ELA Tranche A Equipment Advance.”

“ELA Tranche A Availability End Date.”

“ELA Tranche B.”

“ELA Tranche B Equipment Advance.”

“ELA Tranche B Availability End Date.”

“ELA Tranche C.”

“ELA Tranche C Availability End Date.”

“ELA Tranche C Equipment Advance.”

“ELA Tranche D.”

“ELA Tranche D Availability End Date.”

“ELA Tranche D Equipment Advance.”

6. Section 2.1 of the Agreement is amended and restated to read in its entirety as follows:

“2.1 Credit Extensions.

(a)	Promise to Pay. Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

(b)	Advances Under Revolving Line.

(i)	Amount. Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the Revolving Line less any amounts outstanding under the Letter of Credit Sublimit, and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Except as set forth in the LIBOR/Prime Referenced Rate Addendum, Borrower may prepay all or any portion of the Advances without penalty or premium. Borrower may terminate the Revolving Line at any time upon five (5) days prior written notice to Bank provided that all outstanding Advances have been paid in full as of the effective date of such termination.

(ii)	Form of Request. Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time (1:00 p.m. Pacific time for wire transfers), on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

(iii)	Letter of Credit Sublimit. Subject to the availability under the Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date, Bank shall issue for the account of Borrower such Letters of Credit as Borrower may request by delivering to Bank a duly executed letter of credit application on Bank’s standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed the Letter of Credit Sublimit, and (ii) shall be deemed to constitute Advances for the purpose of calculating availability under the Revolving Line. Any drawn but unreimbursed amounts under any Letters of Credit shall be charged as Advances against the Revolving Line. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower it will charge for issuing and processing Letters of Credit. Notwithstanding anything to the contrary set forth herein, Borrower shall only request, and Bank shall only issue, Letters of Credit in favor of Standard Chartered Bank.

(iv)

Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Letters of Credit by the Revolving Maturity Date, then, effective as of such date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit are outstanding or continue.

(c)	[Intentionally Deleted.]

(d)	Acquisition Advances.

(i)	Subject to and upon the terms and conditions of this Agreement, Bank agrees to make two Acquisition Advances to Borrower in two tranches, Acquisition Tranche A and Acquisition Tranche B. Borrower may request one Acquisition Line Advance under Acquisition Tranche A at any time from the Third Amendment Date through the Acquisition Tranche A Availability End Date. Borrower may request one Acquisition Advance under Acquisition Tranche B at any time from the first Business Day following any Acquisition Tranche A Advance through the Acquisition Tranche B Availability End Date. The aggregate outstanding amount of all Acquisition Advances shall at no time exceed the Acquisition Line and each Acquisition Advance shall be in a minimum amount of $250,000. Proceeds of the Acquisition Advances shall be used by Borrower to make a Permitted Acquisition. No Acquisition Advance shall exceed 100% of the purchase price of a Permitted Acquisition. Notwithstanding the foregoing, Bank shall not make any Acquisition Advance if Borrower has not maintained a Liquidity of at least $60,000,000 at all times.

(ii)	Interest shall accrue from the date of each Acquisition Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Acquisition Tranche A Advance shall be payable in equal monthly installments of principal each in an amount sufficient to fully amortize the Acquisition Tranche A Advance by the Acquisition Line Maturity Date, plus all accrued interest, beginning on the first Business Day of the first month following the funding of such advance, and continuing on the same day of each month thereafter until the Acquisition Line Maturity Date. The Acquisition Tranche B Advance shall be payable in equal monthly installments of principal each in an amount sufficient to fully amortize the Acquisition Tranche B Advance by the Acquisition Line Maturity Date, plus all accrued interest, beginning on the first Business Day of the first month following the funding of such advance, and continuing on the same day of each thereafter until the Acquisition Line Maturity Date. No Acquisition Advance, once repaid, may be reborrowed. Except as set forth in the LIBOR/Prime Referenced Rate Addendum, Borrower may prepay all or any portion of an Acquisition Advance without penalty or premium.

(iii)	When Borrower desires to obtain an Acquisition Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Acquisition Advance is to be made. Such notice shall be substantially in the form of Exhibit C and the minimum amount requested shall be no less than $250,000. The notice shall be signed by a Responsible Officer or its designee.

(e)	Equipment Line B Advances.

(i)	Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Equipment Line B Advances to Borrower in four tranches, ELB Tranche

A, ELB Tranche B, ELB Tranche C, and ELB Tranche D. Borrower may request Equipment Line B Advances under ELB Tranche A at any time from the Third Amendment Date through the ELB Tranche A Availability End Date. Borrower may request Equipment Line B Advances under ELB Tranche B at any time from the first Business Day following the ELB Tranche A Availability End Date through the ELB Tranche B Availability End Date. Borrower may request Equipment Line B Advances under ELB Tranche C at any time from the first Business Day following the ELB Tranche B Availability End Date through the ELB Tranche C Availability End Date. Borrower may request Equipment Line B Advances under ELB Tranche D at any time from the first Business Day following the ELB Tranche C Availability End Date through the ELB Tranche D Availability End Date. The aggregate outstanding amount of all Equipment Line B Advances shall at no time exceed the Equipment Line B and each Equipment Line B Advance shall be in a minimum amount of $500,000. Each Equipment Line B Advance shall not exceed 100% of the invoice amount of new equipment and software (excluding taxes, shipping, warranty charges, freight discounts, installation expense and other soft costs) approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Line B Advance; provided that with respect to ELB Tranche A only, Borrower shall also be permitted to request one Equipment Line B Advance for equipment purchased between January 1, 2011 and Third Amendment Date (the “Initial Look Back Equipment Line B Advance”); provided further, that the aggregate amount of the Initial Look Back Equipment Line B Advances shall not exceed $1,500,000 at any time). Notwithstanding the foregoing, Equipment Line B Advances may be used for software purchases and related installation fees in an aggregate amount not exceeding $3,000,000 at any time.

(ii)	Interest shall accrue from the date of each Equipment Line B Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Line B Advances that are outstanding under ELB Tranche A on the ELB Tranche A Availability End Date shall be payable in forty two (42) equal monthly installments of principal, plus all accrued interest, beginning on March 11, 2012, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line B Advances that are outstanding under ELB Tranche B on the ELB Tranche B Availability End Date shall be payable in thirty six (36) equal monthly installments of principal, plus all accrued interest, beginning on September 11, 2012, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line B Advances that are outstanding under ELB Tranche C on the ELB Tranche C Availability End Date shall be payable in thirty (30) equal monthly installments of principal, plus all accrued interest, beginning on March 11, 2013, and continuing on the same day of each month thereafter until paid in full. Any Equipment Line B Advances that are outstanding under ELB Tranche D on the ELB Tranche D Availability End Date shall be payable in twenty four (24) equal monthly installments of principal, plus all accrued interest, beginning on September 11, 2013, and continuing on the same day of each month thereafter through the Equipment Maturity Date, at which time all amounts due in connection with Equipment Line B Advances made under this Section 2.1(e) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Line B Advances under an ELB Tranche, once repaid, may not be reborrowed. Except as provided in the LIBOR/Prime Referenced Rate Addendum, Borrower may prepay all or any portion of the Equipment Line B Advances without penalty or premium.

(iii)

When Borrower desires to obtain an Equipment Line B Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Equipment Line B Advance is to be made. Such notice shall be substantially in the form of Exhibit C and the amount requested by Borrower shall be no less than $500,000. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed and any other documentation reasonably requested by Bank.

7. Section 2.2 of the Agreement is amended and restated to read in its entirety as follows:

“2.2	Overadvances. If the aggregate amount of the outstanding Advances plus the aggregate amount outstanding under the Letter of Credit Sublimit exceeds the Revolving Line at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

8. Section 2.3(a)(i) of the Agreement is amended and restated to read in its entirety as follows:

“(i)	Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR/Prime Referenced Rate Addendum.

(ii)	Acquisition Line. Except as set forth in Section 2.3(b), the Acquisition Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR/Prime Referenced Rate Addendum.

(iii)	[Intentionally Deleted.]

(iv)	Equipment Line B Advances. Except as set forth in Section 2.3(b), the Equipment Line B Advances shall bear interest, on the outstanding daily balance thereof, as set forth in the LIBOR/Prime Referenced Rate Addendum.”

9. The reference to “and each anniversary of the Closing Date” in Section 2.5(a) of the Agreement is hereby deleted.

10. The “.” at the end of Section 2.5(b) of the Agreement is deleted and replaced with “;”, and new Section 2.5(c) is added to the Agreement to read in its entirety as follows:

“(c) Unused Facility Fee. A quarterly unused facility fee equal to one quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Obligations during the applicable quarter, which fee shall be payable within five (5) days of the last day of each such quarter and shall be nonrefundable.”

11. Section 5.3 of the Agreement is amended and restated to read in its entirety as follows:

“5.3 Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible U.S. Accounts and Eligible Chinese Accounts are bona fide existing obligations. The property or services giving rise to such Eligible U.S. Accounts and Eligible Chinese Accounts have been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.”

12. Section 6.2 of the Agreement is amended and restated to read in its entirety as follows:

“6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but in any event within 45 days after the end of each fiscal quarter of Borrower, company prepared consolidating and consolidated financial statements of Borrower covering such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within 25 days after the end of each fiscal year of Borrower, company prepared consolidating and consolidated annual financial statements of Borrower, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (iii) as soon as available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and (a) within 90 of Borrower’s fiscal year end all reports on Form 10-K filed with the Securities and Exchange Commission and (b) within 45 days of Borrower’s fiscal quarter end all reports on Form 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $250,000 or more; (v) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time; and (vi) within 45 days of the last day of each fiscal quarter, a report signed by Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in Borrower’s Intellectual Property.

(a)(i) Within 25 days after the last day of each month during which there are outstanding Advances, (ii) within 25 days after the last day of each fiscal quarter during which there are no outstanding Advances outstanding, and (iii) prior to each Advance, Borrower shall deliver to Bank an Eligible Accounts Certificate in substantially the form of Exhibit F attached hereto and aged listings by invoice date of accounts receivable and accounts payable for the most recently ended month.

(b) Within 45 days after the last day of each fiscal quarter, Borrower shall deliver to Bank a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(c) As soon as possible and in any event within 3 calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(d) Upon the occurrence or during the continuance of an Event of Default, Bank shall have a right to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense.

Borrower may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information unsigned electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within 5 Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Eligible Accounts Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.”

13. Section 6.6 of the Agreement is amended and restated to read in its entirety as follows:

“6.6	Primary Depository. Borrower shall maintain its primary depository and operating accounts with Bank and Borrower shall maintain in investment accounts with Bank or Bank’s Affiliates an aggregate amount equal to the lesser of (a) an amount equal to no less than 25% of Borrower’s total Cash held in investment accounts or (b) the aggregate amount of Bank’s committed Credit Extensions; provided, however, that Borrower’s investment accounts maintained (i) at financial institutions other than Bank shall be covered by an executed control agreement in form and substance reasonably acceptable to Bank or (ii) in custodial accounts at Bank under the terms of a custodial account agreement shall be covered by an amendment to the custodial account agreement or such other agreement reasonably requested by Bank, each in form and substance acceptable to Bank.”

14. Section 6.7 of the Agreement is amended and restated to read in its entirety as follows:

“6.7	Financial Covenants. Borrower shall at all times maintain the following financial ratios and covenants:

(a)	Tangible Net Worth. A Tangible Net Worth of not less than the Base Amount.

(b)	Bank Debt Liquidity Coverage. A ratio of (a) the sum of (i) Cash of Borrower and its domestic Subsidiaries in accounts maintained at Bank or Bank’s Affiliates (covered by satisfactory control agreements) on such date of determination, provided, however, Borrower and its domestic Subsidiaries shall maintain not less than $10,000,000 in accounts maintained at Bank or Bank’s Affiliates at all times, plus (ii) Cash of Borrower and its domestic Subsidiaries held at financial institutions in accounts controlled by Bank under the terms of a custodial account agreement, which agreement shall be amended by an amendment to such custodial account agreement in form and substance acceptable to Bank, plus (iii) the aggregate amount of Eligible U.S. Accounts as of such date of determination, plus (iv) the lesser of (x) the aggregate amount of Eligible Chinese Accounts as of such date and (y) $5,000,000 to (b) the aggregate amount of all outstanding Credit Extensions (including outstanding Letters of Credit) of at least 1.50 to 1.00.

(c)	Liquidity. A Liquidity of not less than $60,000,000.

For the avoidance of doubt, Borrower shall maintain the above financial covenants at all times regardless of the frequency at which Borrower delivers its compliance certificates to Bank.”

15. Section 7.1 of the Agreement is amended and restated to read in its entirety as follows:

“7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or subject to Section 6.6 of the Agreement, move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.”

16. Section 7.3 of the Agreement is amended and restated to read in its entirety as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except in connection with a Permitted Acquisition or an Approved Acquisition.”

17. Exhibits D, E, F and G to the Agreement are hereby deleted and replaced with Exhibits D, E, F and G attached hereto.

18. Borrower acknowledges and agrees that within two weeks after the date of this Amendment, it will execute one or more tri-party agreement(s) among Borrower, Bank and Comerica Bank, in its capacity as trustee, in connection with accounts managed by Bank in such trustee capacity documenting Bank’s control over such accounts.

19. Borrower acknowledges and agrees that the Equipment Line A with obligation number 8718060160/182 (the “Prior Line”) is hereby terminated and that Borrower shall not request, and Bank shall have no obligation to make, any advances under the Prior Line. In addition, Borrower and Bank each acknowledge and agree that all unpaid principal and accrued and unpaid interest, and all other amounts due under the Prior Line have been paid.

20. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

21. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended, shall be and remain in full force and effect in accordance with its respective terms and is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

22. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

23. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, executed by Borrower;

(b)	a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)	an Affirmation of Guaranties and Third Party Security Agreements, executed by the Guarantors;

(d)	a LIBOR/Prime Referenced Rate Addendum, executed by Borrower;

(e)	payment by Borrower to Bank of a Revolving Credit Commitment Fee in the amount of $12,000, which Revolving Credit Commitment Fee is deemed fully earned by Bank and non-refundable;

(f)	payment by Borrower to Bank of an Equipment Line B Commitment Fee in the amount of $17,500, which Equipment Line B Commitment Fee is deemed fully earned by Bank and non-refundable;

(g)	payment by Borrower to Bank of an Acquisition Line Commitment Fee in the amount of $50,000, which Acquisition Line Commitment Fee is deemed fully earned by Bank and non-refundable;

(h)	all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(i)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

24. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

NEOPHOTONICS CORPORATION

By:
Title:

COMERICA BANK

By:
Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank
FROM: NEOPHOTONICS CORPORATION	Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue 3rd Floor, MC 4240 Palo Alto, CA 94301 Phone: (650) 462-6060 Fax: (650) 462-6061

The undersigned authorized Officer of NeoPhotonics Corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (i) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied form one period to the next except as explained in an accompanying letter or footnotes.

REPORTING COVENANTS	REQUIRED	COMPLIES
Company Prepared Quartrly F/S (Consolidated and, for U.S. operations, consolidating)	Quarterly, within 45 days of QE	YES	NO
Company Prepared Annual F/S (Consolidated and, for U.S. operations, consolidating)	Annually, within 25 days of FYE	YES	NO
Compliance Certificate	Monthly, within 25 days if Advances outstanding; Quarterly, within 25 days of QE if Advances are not outstanding	YES	NO
Eligible Accts. Certif., A/R & A/P Agings	Monthly, within 25 days if Advances outstanding; Quarterly, within 25 days of QE if Advances are not outstanding	YES	NO
Intellectual Property Report	Quarterly, within 45 days	YES	NO
If Public:
10Q	Quarterly, within 45 days of QE	YES	NO
10K	Annually, within 90 days of FYE	YES	NO

	DESCRIPTION	APPLICABLE
Legal Action > $250,000	Notify promptly upon notice	YES	NO
Inventory Disputes > $250,000	Notify promptly upon notice	YES	NO
Cross default with other agreements > $1,000,000	Notify promptly upon notice	YES	NO
Judgment > $1,000,000	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL		COMPLIES
TO BE REPORTED MONTHLY, UNLESS OTHERWISE NOTED:
Tangible Net Worth (Reported Quarterly)	See 6.7(a) of Agreement	$		YES	NO
Bank Debt Liquidity Coverage (Reported Monthly)	1.50:1.00		:1.00	YES	NO
Liquidity (Reported Monthly)	$60,000,000

OTHER COVENANTS	REQUIRED		ACTUAL	COMPLIES
Permitted Indebtedness for equipment leases	< $	250,000		YES	NO

Permitted Investments for stock repurchase	< $	250,000		YES	NO

Permitted Investments for subsidiaries	< $	1,000,000		YES	NO

Permitted Investments for employee loans	< $	1,000,000		YES	NO

Permitted Investments for joint ventures	< $	1,000,000		YES	NO

Permitted Liens for equipment leases	< $	250,000		YES	NO

Permitted Transfers	< $	1,000,000		YES	NO

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Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name

Title

2

EXHIBIT E

Libor/Prime Referenced Rate Addendum to Loan and Security Agreement

(see attached)

1

EXHIBIT F

Form of Eligible Accounts Certificate

Borrower:	NeoPhotonics Corporation
		Bank:	Comerica Bank
Technology & Life Sciences Division
Loan Analysis Department
250 Lytton Avenue
3rd Floor, MC 4240
Palo Alto, CA 94301
Phone: (650) 462-6060
Fax: (650) 462-6061

U.S. ACCOUNTS RECEIVABLE
1.	U.S. Accounts Receivable book value as of:	$
2.	Additions (please explain on reverse)	$
3.	TOTAL U.S. ACCOUNTS RECEIVABLE AS OF	$
U.S. ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days	$
5.	Credit Balances over 90 days	$
6.	Balance of 25% over 90 days	$
7.	Concentration limits 20% (50% if account debtor is Shenzhen Huawei Technologies Co., Ltd.)	$
8.	Contra Accounts	$
9.	Promotion or Demo Accounts	$
10.	Intercompany/Employee Accounts	$
11.	Other (please explain below)	$
12.	TOTAL U.S. ACCOUNTS RECEIVABLE DEDUCTIONS	$
13.	Eligible U.S. Accounts (#3-#12)	$
CHINESE ACCOUNTS RECEIVABLE
14.	Chinese Accounts Receivable book value as of:	$
15.	Additions (please explain on reverse)	$
16.	TOTAL CHINESE ACCOUNTS RECEIVABLE AS OF	$
CHINESE ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
17.	Amounts over 90 days	$
18.	Credit Balances over 90 days	$
19.	Concentration limits 20% (50% if account debtor is Shenzhen Huawei Technologies Co., Ltd.)	$
20.	Contra Accounts	$
21.	Promotion or Demo Accounts	$
22.	Intercompany/Employee Accounts	$
23.	Other (please explain below)	$
24.	TOTAL CHINESE ACCOUNTS RECEIVABLE DEDUCTIONS	$
25.	Eligible Chinese Accounts (#16-#24)	$
TOTAL ELIGIBLE ACCOUNTS
26.	Total Eligible Accounts (the sum of #13 plus #25)	$

1

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan Agreement between the undersigned and Comerica Bank.

Comments:	BANK USE ONLY
Rec’d By:
Authorized Signer	Date:
Reviewed By:
Date:

2

EXHIBIT G

[Reserved.]

1

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of NeoPhotonics Corporation (the “Corporation”); that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following Chief Executive Officer and Chief Financial Officer of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), including, without limitation, that certain Loan and Security Agreement dated as December 20, 2007, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December 18, 2008, that certain Second Amendment to Loan and Security Agreement dated as of December 11, 2009 and that certain Third Amendment to Loan and Security Agreement and Waiver and Consent dated as of September 29, 2011 (collectively, the “Agreement”);

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement.

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

1

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Assistant Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the certificate of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the certificate of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on September 29, 2011.

Secretary

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN ASSISTANT SECRETARY WHEN ASSISTANT SECRETARY IS AUTHORIZED TO SIGN ALONE

Failure to complete the above when the Assistant Secretary is authorized to sign alone shall constitute a certification by the Assistant Secretary that the Assistant Secretary is the sole Shareholder, Director and Officer of the Corporation.

2

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Acquisition Line)

Name: NEOPHOTONICS CORPORATION	Date: September 29, 2011

$20,000,000 credited to deposit account No.             when Acquisition Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Equipment Line B)

Name: NEOPHOTONICS CORPORATION	Date: September 29, 2011

$7,000,000 credited to deposit account No.             when Equipment Line B Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS

This AFFIRMATION OF GUARANTIES AND THIRD PARTY SECURITY AGREEMENTS is made as of September 29, 2011 by the undersigned (collectively and individually, “Guarantor”) for the benefit of Comerica Bank (“Bank”).

RECITALS

Bank and NeoPhotonics Corporation (“Borrower”) are parties to that certain Loan and Security Agreement dated as of December 20, 2007, as amended from time to time (the “Loan Agreement”). Each Guarantor executed for the benefit of Bank an Unconditional Guaranty dated as of December 20, 2007 (individually and collectively, the “Guaranty”), guarantying all amounts owing by Borrower to Bank. Each Guarantor also executed for the benefit of Bank a Third Party Security Agreement dated December 20, 2007, granting to Bank a security interest in the collateral described therein (individually and collectively, the “Security Agreement”). Borrower and Bank propose to enter into a Third Amendment to Loan and Security Agreement and Waiver and Consent of even date herewith (the “Amendment”), which amends the Loan Agreement. Bank has agreed to enter into the Amendment provided, among other things, that each Guarantor consent to the entry by Borrower into the Amendment and related documents and agrees that each Guaranty will remain effective as set forth herein.

AGREEMENT

NOW, THEREFORE, each Guarantor agrees as follows:

Each Guarantor consents to the execution, delivery and performance by Borrower of the Amendment and the documents and instruments executed in connection therewith, as well as all other amendments and modifications to the Loan Agreement.

1. The Guaranty and the Security Agreement shall remain in full force and effect with respect to all of Borrower’s obligations under the Loan Agreement as amended by the Amendment and otherwise. Each Guarantor confirms that such Guarantor has no defenses against its obligations under the Guaranty or the Security Agreement.

2. Each Guarantor represents and warrants that the representations, warranties and covenants contained in the Guaranty and the Security Agreement are true and correct as of the date of this Amendment and remain in full force and effect. Unless otherwise defined, all capitalized terms in this Affirmation shall be as defined in the Guaranty or the Security Agreement, as applicable.

3. Each Guarantor represents and warrants that the security interest granted Bank pursuant to the Security Agreement of even date therewith remains in full force and effect as a first in priority perfected security interest against the Collateral identified therein (subject to liens of the same nature as the Permitted Liens defined in the Loan Agreement).

[signatures on following page]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Affirmation as of the first date above written.

GUARANTORS:

LIGHTCONNECT, INC.

By:
Name:
Title:

BEAMEXPRESS, INC.

By:
Name:
Title:

PAXERA LLC

By:
Name:
Title:

OPTUN, INC.

By:
Name:
Title:

LIGHTWAVE MICROSYSTEMS CORPORATION

By:
Name:
Title: